SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)               August  15,  2003
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                            HERITAGE WORLDWIDE, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)




           Delaware                     000-28277                13-4196258
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(State or other jurisdiction     (Commission File number)     (IRS Employer
of incorporation or organization)                           Identification  No.)


             337 Avenue de Bruxelles-83507 La Seyne-Sur-Mer, France
             ------------------------------------------------------
               (Address of principal executive offices)  (Zip Code)

                                (33) 494-1098-10
                                -----------------
              (Registrant's Telephone Number, Including Area Code)

                        38 Hertford St., London W1Y7TG_
                         ------------------------------
                  (Former Address If Changed since Last Report)


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ITEM  8.  CHANGE  IN  FISCAL  YEAR.
          -------------------------

     Heritage Worldwide, Inc. (the "Registrant") entered in to an Acquisition Agreement (the "Agreement") dated February 28, 2003 with Milo Finances, S.A. ("Milo"), a Luxembourg limited liability entity. Milo was the principal shareholder of Poly Implants Protheses, S.A. ("PIP"), a French limited liability entity. Upon the closing of the acquisition, Milo acquired direct and beneficial ownership and control of 85% of Registrant's outstanding common stock. Registrant acquired 99.3% of PIP's outstanding capital stock. The transactions contemplated by the Agreement closed on March 1, 2003. PIP's fiscal year ends on June 30.

     This acquisition is accounted for as a reverse acquisition, with the Registrant adopting the fiscal year of PIP, the reverse acquirer. Accordingly, the fiscal year of Registrant is now the fiscal year ending June 30.

     In accordance with the rules of the Securities and Exchange Commission, there is no transition period requiring a transition report. Registrant will file annual reports on Form 10-KSB for years ending June 30, commencing with June 30, 2003, and quarterly reports on Form 10-QSB for the periods ending September 30, December 31 and March 31 thereafter.


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                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         HERITAGE  WORLDWIDE,  INC.
                                         (Registrant)


Date:  August  25,  2003                 By:  /s/  Jean  Claude  Mas
                                              ----------------------
                                         Jean  Claude  Mas
                                         President (Principal Executive Officer)


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